UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 447-3870

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 12, 2005, we entered into a new letter agreement with Christopher T. Young, pursuant to which he serves “at will” as the president of our outdoor division. The agreement provides for a base salary of $237,000 per year retroactive to February 1, 2005. In addition, Mr. Young is eligible to receive a bonus of $10,000 per quarter, and an additional bonus of $15,000 for calendar year 2005, if the outdoor division achieves 103% of established goals based on EBITDA as adjusted during each such time period. If Mr. Young’s employment is terminated by us other than for cause, Mr. Young is entitled to receive severance in the amount of $237,000, payable monthly over 12 months. This agreement with Mr. Young replaces an agreement with him that was in effect for 2004.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 † Letter Agreement dated April 12, 2005 regarding terms of employment of Christopher T. Young.

†	Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: April 14, 2005	By:	/s/ WALTER F. ULLOA
Walter F. Ulloa
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1 †	Letter Agreement dated April 12, 2005 regarding terms of employment of Christopher T. Young.

†	Management contract or compensatory plan, contract or arrangement.